UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2007

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 16, 2007, Accuray Incorporated (the “Company”) issued a press release announcing its financial results for the quarter and year ended June 30, 2007.  A copy of the Company’s press release dated August 16, 2007, titled “Accuray Reports Record Revenue in Fiscal Fourth Quarter and Fiscal Year Ended 2007” is attached hereto as Exhibit 99.1.

Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” (including the exhibit hereto) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Information

In the text above, the Company presents information regarding net income and operating income on a non-GAAP basis.  In computing non-GAAP net income and operating income the Company has excluded non-cash stock-based compensation expense charges.  The Company believes that the non-GAAP presentation of net income and operating income excluding non-cash stock-based compensation charges is relevant information that may be used by analysis, investors and other interested parties in assessing the Company’s financial performance.   The Company’s management also uses this information to evaluate the operational performance of the Company.  The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated August 16, 2007, titled “Accuray Reports Record Revenue in Fiscal Fourth Quarter and Fiscal Year Ended 2007”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: August 16, 2007	By:	/s/ Robert E. McNamara
Robert E. McNamara Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Number	Description
99.1	Press Release dated August 16, 2007, titled “Accuray Reports Record Revenue in Fiscal Fourth Quarter and Fiscal Year Ended 2007”